NORWOOD FINANCIAL CORP

ANNOUNCES CASH DIVIDEND

HONESDALE, PENNSYLVANIA-  JUNE 18, 2026 (GLOBE NEWSWIRE) -- Norwood Financial Corp (NASDAQ Global Market - NWFL) and its subsidiary Wayne Bank, announced that the Board of Directors has declared a $0.32 per share cash dividend, which is payable on August 3, 2026, to shareholders of record as of July 15, 2026. The $0.32 per share remains the same as the per share dividend declared in the first quarter of 2026.

About Norwood Financial Corp

Norwood Financial Corp, through its subsidiary, Wayne Bank operates 33 Community Offices serving Wayne, Pike, Monroe, Lackawanna, Luzerne, Chester, Cumberland, and Lancaster Counties in Pennsylvania, along with Delaware, Sullivan, Otsego, Ontario, and Yates Counties in New York. The Company has total assets of $2.9 billion. The Company’s stock is traded on the Nasdaq Global Market under the symbol “NWFL”. For more information, visit wayne.bank.

Forward-Looking Statements.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

CONTACT:	John M. McCaffery
Executive Vice President and Chief Financial Officer NORWOOD FINANCIAL CORP (272) 304-3003 Wayne.bank